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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      FOR REGISTRATION OF CERTAIN CLASSES
                           OF SECURITIES PURSUANT TO
                          SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            DUKE ENERGY CORPORATION

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             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                             56-0205520
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     (State of incorporation               (IRS Employer Identification No.)
         or organization)


       526 South Church Street,
      Charlotte, North Carolina                            28201-1005
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(Address of principal executive offices)                   (Zip Code)



        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                          Name of each exchange on which
to be so registered                         each class is to be so registered
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Series C 6.60% Senior Notes                     New York Stock Exchange
Due 2038


Securities to be registered pursuant to Section 12(g) of the Act:



                                    -None-

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

    This Registration Statement relates to the $200,000,000 principal amount (8,000,000 securities) of Series C 6.60% Senior Notes Due 2038 (the "Series C Senior Notes") of Duke Energy Corporation (the "Corporation"). A description of the Series C Senior Notes is contained in the Registration Statement on Form S-3 of the Corporation, Registration No. 333-14209, which also constitutes a Post-Effective Amendment to two previous Registration Statements Nos. 33-50543 and 333-02571, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series C Senior Notes also will be included in a Prospectus Supplement subsequently filed by the Corporation pursuant to Rule 424(b) under the Securities Act. Such Prospectus Supplement shall be deemed to be incorporated by reference herein.


Item 2.  Exhibits.

Exhibit Number

    1    --    Post-Effective Amendment No. 1 to Registration Statement on Form
               S-3 filed by the Corporation (Registration No. 333-14209, which also constitutes a Post-Effective Amendment to two previous
               Registration Statements Nos. 33-50543 and 333-02571) (the
               "Registration Statement") (incorporated herein by reference).

    4(a) -- Senior Indenture between the Corporation and The Chase Manhattan Bank, as Trustee, dated as of September 1, 1998 (designated in the Registration Statement as Exhibit 4-D-1 and incorporated herein by reference).

     Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.



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                                   SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.


Dated March 9, 1999                  DUKE ENERGY CORPORATION


                                     BY  /s/  Robert T. Lucas III
                                       _________________________________
                                              Robert T. Lucas III
                                              Assistant Secretary


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